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Exhibit 99.2

Yahoo! Reaffirms 2001 Business Outlook and
Provides 2002 Business Outlook

    SUNNYVALE, Calif.—November 15, 2001—Yahoo! Inc. (Nasdaq: YHOO) today held its third annual financial analyst conference during which the company reaffirmed its business outlook for the fourth quarter and full year 2001, as announced on October 10, 2001, and provided its business outlook for the full year 2002. Yahoo! expects revenues for the fourth quarter 2001 to be between $160 and $180 million, thereby implying a range of $688 to $708 million for the full year 2001. In the fourth quarter 2001, Yahoo! expects pro forma earnings before interest, depreciation and amortization (EBITDA) to range from a $5 million loss to a $10 million profit and pro-forma earnings per share (EPS) to be approximately breakeven to $0.01. For the full year 2001, pro forma EBITDA is expected to be between $10 million to $25 million and pro-forma EPS in the range of $0.04 to $0.06.

    Yahoo! expects revenues for the full year 2002 to be between $725 and $785 million. Additionally, Yahoo! expects pro forma EBITDA to range from $35 to $75 million.

    The individual presentations given throughout the analyst meeting were webcast live earlier today. The webcast will be available in a video archive for two weeks at http://www.yahoo.com/info/investor.

    The Business Outlook for the company will be available on the company's Investor Relations Web site throughout the current quarter. It is currently expected the full Business Outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement; however, Yahoo! reserves the right to update the full Business Outlook or any portion thereof at any time for any reason.

About Yahoo!

    Yahoo! Inc. is a leading global Internet communications, commerce and media company that offers a comprehensive branded network of services to more than 218 million individuals each month worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach. Yahoo! is the No. 1 Internet brand globally and reaches the largest audience worldwide. The company also provides online business and enterprise services designed to enhance the productivity and Web presence of Yahoo!'s clients. These services include Corporate Yahoo!, a popular customized enterprise portal solution; audio and video streaming; store hosting and management; and Web site tools and services. The company's global Web network includes 24 World properties. Headquartered in Sunnyvale, Calif., Yahoo! has offices in Europe, Asia, Latin America, Australia, Canada and the United States.

    This press release and the information it references contain forward-looking statements related to, among other things, Yahoo!'s expected financial performance (as described without limitation in the Business Outlook and quotations from management in this press release), strategic and operational plans, future market share, plans to invest, prospects for the internet generally, expenditures for advertising specifically and other expectations, beliefs, intentions or future strategies, including those that are signified by the words "expects," "anticipates," "intends," "believes," or similar language. These forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, without limitation, the slower spending environment for advertising sales; the actual increases in demand by customers for Yahoo!'s premium and corporate services; the ability to successfully change the customer mix among Yahoo!'s advertising customers; general economic conditions; the ability to adjust to changes in personnel, including management changes; and the dependence upon third parties for technology, content and distribution. These forward-looking statements and all information set forth in this release and the information it references is as of November 15, 2001, and Yahoo! undertakes no duty to update this information or to revise or publicly release the results of any revision to these forward-looking statements. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2000 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov.

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Yahoo!, Corporate Yahoo!, and the Yahoo! logos are trademarks and/or registered trademarks of
Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Media Relations Contacts:
Nissa Anklesaria, Yahoo! Inc., (408) 349-7738, nissa@yahoo-inc.com
Nicole Waddell, Fleishman-Hillard, (415) 356-1037, waddelln@fleishman.com

Investor Relations Contact:
Cathy Larocca, Yahoo! Inc., (408) 349-5188, cathy@yahoo-inc.com

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Yahoo! Reaffirms 2001 Business Outlook and Provides 2002 Business Outlook